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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-121253 and 333-153908 on Form S-8 and 333-159685 on Form S-3 of our report dated September 25, 2009, relating to the financial statements and the financial statement schedule of TRC Companies, Inc. and subsidiaries (the "Company") and of our report dated September 25, 2009 relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2009.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
September 25, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM